SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2017
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 2, 2017, pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”), dated as of July 25, 2017, by and among iRobot Corporation, a Delaware corporation (“iRobot”), iRobot UK Ltd., a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of iRobot (“Buyer”), Robopolis SAS, a French company (“Robopolis”), shareholders of Robopolis, and SARL High Five Investissements, a French company, as the shareholders’ representative, iRobot completed its previously announced acquisition of Robopolis through the acquisition of the issued and outstanding capital shares of Robopolis by Buyer. At the closing, Buyer paid approximately $170.1 million in cash offset by acquired cash of approximately $31.6 million held by Robopolis and its subsidiaries at closing resulting in a net cash outlay of approximately $138.4 million. Pursuant to the Share Purchase Agreement, $16.0 million of the purchase price was placed into an escrow account to settle certain claims for indemnification for breaches or inaccuracies in Robopolis’ and its shareholders’ representations and warranties, covenants and agreements, and approximately $2.4 million of the purchase price was deposited in escrow to satisfy, in part, any payments due to iRobot for certain post-closing purchase price adjustments.
A copy of the Share Purchase Agreement is attached as Exhibit 2.1 to iRobot’s Current Report on Form 8-K filed on July 26, 2017. The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)
Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

October 3, 2017	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary